[LETTERHEAD OF BLAZZARD, GRODD & HASENAUER, P.C.]


April  30,  1997

Via  EDGAR
----------

Securities  and  Exchange  Commission
Division  of  Investment  Management
Office  of  Insurance  Products
450  Fifth  Street,  N.W.
Washington,  DC    20549

     Re:          Post-Effective  Amendment  No.  2  to  Form  N-4
                  WNL  Separate  Account  A
                  File  Nos.  33-86464  and  811-8862
                  -----------------------------------

Dear  Sir/Madam:

     We  have  reviewed  Post-Effective  Amendment  No.  2 for the above-named
Registrant.   After review of such Post-Effective Amendment, we have concluded that the changes made to the Prospectus and Statement of Additional Information are non-material.

     Therefore, we hereby represent that the amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     Sincerely,

     BLAZZARD,  GRODD  &  HASENAUER,  P.C.


                                             By:  /s/    Lynn  Korman  Stone
                                             --------------------------------
                                             Lynn  Korman  Stone